UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4101 North Thanksgiving Way

Lehi, UT  84043

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

Executive Employment Agreement

On October 28, 2022, Vivakor, Inc. (the “Company”) entered into an executive employment agreement with James Ballengee (the “Employment Agreement”) with respect to the Company’s appointment of Mr. Ballengee as Chief Executive Officer and Chairman of the Board of Directors (the “Board”). Pursuant to the Employment Agreement, Mr. Ballengee will receive annual compensation of $1,000,000 payable in shares of the Company’s common stock, priced at the volume weighted average price (VWAP) for the five trading days preceding the date of the Employment Agreement and each anniversary thereof (the “CEO Compensation”). The CEO Compensation shall be subject to satisfaction of Nasdaq rules, the provisions of the Company’s equity incentive plan and other applicable requirements and shall be accrued if such issuance is due prior to satisfaction of such requirements. Additionally, Mr. Ballengee shall be eligible for a discretionary performance bonus. The Employment Agreement may be terminated by either party for any or no reason, by providing a five days’ notice of termination.

Pursuant to the Employment Agreement, Mr. Ballengee is granted the right to nominate two additional directors for appointment to the Board in his sole discretion, as well as a third additional director upon issuance of the Note Payment Shares (defined below), subject to such directors passing a background check.

Membership Interest Purchase Agreement – Note Amendment

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 22, 2022, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”), with Jorgan Development, LLC, a Louisiana limited liability company ("Jorgan") and JBAH Holdings, LLC, a Texas limited liability company ("JBAH" and, together with Jorgan, the "Sellers"), as the equity holders of Silver Fuels Delhi, LLC, a Louisiana limited liability company ("SFD") and White Claw Colorado City, LLC, a Texas limited liability company ("WCCC" ).  As previously disclosed in the Current Report on Form 8-K filed with the SEC on August 5, 2022, the transaction documented by the MIPA closed on August 1, 2022 and, as a result, the Company acquired all of the issued and outstanding membership interests in each of SFD and WCCC (the “Membership Interests”), making SFD and WCCC wholly-owned subsidiaries of the Company. The purchase price for the Membership Interests was approximately $37.4 million, subject to post-closing adjustments, payable by the Company in a combination of shares of the Company’s common stock, secured three-year promissory notes made by the Company in favor of the Sellers (the “Notes”), and the assumption of certain liabilities of SFD and WCCC. The shares of the Company’s common stock and the Notes will have an aggregate value of approximately $32,942,939.

On October 28, 2022, in connection with the Employment Agreement, the Company and the Sellers entered into an agreement amending the Notes (the “Note Amendment”), whereby, as soon as is practicable, following and subject to the approval of the Company’s shareholders, and provided there are no applicable prohibitions under the rules of The Nasdaq Capital Market or other restrictions, the Company will issue 7,042,254 restricted shares of the Company’s common stock (the “Note Payment Shares”) in exchange for the forgiveness and cancellation of $10,000,000 of principal under the Notes on a pro rata basis, reflecting a conversion price of $1.42 per share (the “Note Payment”). 6,971,831 shares will be issued to Jorgan and $9,900,000 of principal owed to Jorgan will be cancelled and 70,423 shares will be issued to JBAH and $100,000 of principal owed to JBAH will be cancelled.

No later than thirty (30) days following the date the Note Payment and the Note Payment Shares are approved by the Company’s shareholders, the Company shall use its reasonable best efforts to prepare and file with the SEC, a registration statement on Form S-1 or any other available form (the "Registration Statement") for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time all of the Note Payment Shares. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as possible after filing (the date on which the Registration Statement becomes effective, the "Effectiveness Date"). The Company shall further use its reasonable best efforts to keep the Registration Statement continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available. Once the Registration Statement is declared effective by the SEC, the Note Payment will count against the Threshold Payment Amount, as defined in the Notes and the MIPA.

The foregoing description of the Employment Agreement, the MIPA, the Notes and the Note Amendment do not purport to be complete and are qualified in their entirety by their full text, the forms of which are filed herewith as Exhibit 10.1, 2.1, 4.1 and 4.2, respectively.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

James Ballengee, 57, Chief Executive Officer and President

Mr. James H. Ballengee combines more than two decades of experience in midstream oil and gas senior management roles. Previously, he had been involved in two major private equity portfolio companies holding positions including Chief Commercial Officer, Chief Financial Officer, Chief Executive Officer, and Chairman of the Board. From 1997 through 2010, Mr. Ballengee served first as Chief Financial Officer, then Chief Executive Officer, then Chief Commercial Officer of Taylor Logistics, LLC, a Halifax Group-backed private equity portfolio company focused on crude oil marketing and logistics, which he led through a successful sale to Gibson Energy, Inc. (TSX: GEI). From 2010 to 2013, he was Chief Executive Officer and Chairman of the Board of Bridger Group, LLC, a private crude oil marketing firm. From 2013 to 2015, he was a board member and Chief Commercial Officer of Bridger, LLC, a Riverstone Holdings-backed private equity portfolio company focused on crude oil marketing and logistics, which he led through a successful sale to Ferrellgas Partners, LP (NYSE: FGP). Mr. Ballengee currently manages an exempt family office, which in turn holds and manages investments principally in the oil and gas, sports and entertainment, and real estate sectors. He has an undergraduate degree in accounting from Louisiana State University—Shreveport.

The Board believes that Mr. Ballengee’s experience in management and operations and his extensive knowledge in the midstream petroleum industry makes him ideally qualified to help lead the Company towards continued growth and success.

Family Relationships

Mr. Ballengee does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

Jorgan Development, LLC was the manager of SFD and WCCC at the time the Company purchased such entities. Mr. Ballengee is the sole manager of Jorgan Development, LLC and is the principal beneficiary of the trust that owns Jorgan Development, LLC. As stated above in Item 1.01, the purchase price for the Membership Interests was approximately $37.4 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide investors with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

• should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

• have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

• may apply standards of materiality in a way that is different from what may be viewed as material to other investors; and

• were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

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Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in the Company’s other periodic filings which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Exhibit

2.1	Membership Interest Purchase Agreement dated as of June 15, 2022, by and among the Registrant, Jorgan Development, LLC and JBAH Holdings LLC (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on June 22, 2022)

4.1	Form of Secured Promissory Note (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 22, 2022)

4.2	Form of Note Amendment, dated October 28, 2022

10.1	Executive Employment Agreement, by and between Vivakor, Inc. and James Ballengee, dated October 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: November 3, 2022	By:	/s/ James Ballengee
Name: James Ballengee
Title: Chief Executive Officer

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